                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 SCHEDULE 14A
                                (RULE 14a-101)

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant To Section 14(a) Of The Securities
                    Exchange Act Of 1934 (Amendment No.  )


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              BROWN GROUP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                [BROWN GROUP LOGO]

    8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 1998

     The Annual Meeting of Shareholders of Brown Group, Inc. (the "Corporation") will be held on the 28th day of May, 1998, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, for the following purposes:

A.  To elect four Directors;

B. To ratify and approve the prior adoption by the Board of Directors of the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998, as described in the following Proxy Statement, and the allocation of 750,000 shares of the Corporation's Common Stock thereto; and

C.  To transact such other business as may properly come before the meeting.

     On March 5, 1998, the Board of Directors of the Corporation amended Article II, Section 1 of the Bylaws of the Corporation to reduce the number of Directors from twelve to ten, effective on May 28, 1998, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of three Directors each and one class of four Directors.
Article II, Section 1 of the Bylaws, as so amended, is set forth in Exhibit 1 to the accompanying Proxy Statement.

     Holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on April 8, 1998 are entitled to receive notice of and to vote at said meeting.

                                               ROBERT D. PICKLE
                                               Vice President, General Counsel
                                               and Corporate Secretary
8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 24, 1998

     Shareholders are urged to sign, date and return the enclosed Proxy as soon as possible. A postage paid, return addressed envelope is enclosed for your convenience.

                             [BROWN GROUP, INC. LOGO]
    8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029

                                PROXY STATEMENT

                                  ------------

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 28, 1998

                                  ------------

     This Proxy Statement is furnished to Shareholders of Brown Group, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of Proxies for use at the Annual Meeting of Shareholders to be held on May 28, 1998, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     On the April 8, 1998 record date, the Corporation had outstanding 18,053,827 shares of Common Stock of the par value of $3.75 per share, each of which is entitled to one vote. The Corporation's Annual Report for the Fiscal Year ended January 31, 1998 accompanies this Proxy Statement. Such report shall not, however, be considered as proxy soliciting material. This Proxy Statement, the enclosed form of Proxy, and the Corporation's Annual Report to Shareholders are being mailed to Shareholders of the Corporation on or about April 24, 1998.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to each person known by the Corporation, as of April 8, 1998, to beneficially own more than 5% of the Common Stock of the Corporation:

                                                           NUMBER OF                   PERCENT OF
                                                           SHARES OF                  OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                      COMMON STOCK                COMMON STOCK
------------------------------------                      ------------                ------------
Becker Capital Management, Inc.                           1,312,500(1)                 7.27%(1)
1211 Southwest Fifth Avenue, Suite 2185
Portland, Oregon 97204
John Hancock Mutual Life Insurance Company,               1,083,518(2)                 6.00%(2)
through its indirect, wholly-owned Subsidiaries
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117

------------------------
(1) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 1,312,500 shares and sole investment authority over 1,312,500 shares.

(2) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 523,685 shares and sole investment authority over 1,083,518 shares.

                        SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth, as of April 8, 1998, the amounts of Common Stock of the Corporation beneficially owned by each Director of the Corporation, each nominee for election as a Director of the Corporation, certain Executive Officers of the Corporation who are listed in the Summary Compensation Table on page 10 of this Proxy Statement, and all Directors and Executive Officers of the Corporation as a Group, together with the number of incentive options and non-qualified options to purchase shares of Common Stock which are exercisable by such persons, either immediately or by June 7, 1998, at prices ranging from $14.1875 to $37.8125 per share, and which option shares are considered to be beneficially owned by such persons pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934:

                                                                      AMOUNT OF COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                -----------------------------------
                                                                NUMBER OF               OPTIONS
                                                                 SHARES              EXERCISABLE BY
                            NAME                                  OWNED               JUNE 7, 1998
                            ----                                ---------            --------------
Joseph L. Bower.............................................       3,050                    -0-
B. A. Bridgewater, Jr.......................................     161,642                 21,732
Brian C. Cook...............................................      61,575                 34,393
Julie C. Esrey..............................................       1,750                    -0-
Ronald A. Fromm.............................................      40,030                 28,267
Richard A. Liddy............................................       2,350                    -0-
John Peters MacCarthy.......................................       4,500                    -0-
John D. Macomber............................................       3,750                    -0-
William E. Maritz...........................................       2,850                    -0-
General Edward C. Meyer, Retired............................       2,750                    -0-
Gary M. Rich................................................      13,604                 16,250
Harry E. Rich...............................................      37,687                 32,449
Jerry E. Ritter.............................................       2,250                    -0-
David H. Schwartz...........................................       2,085                 13,500
Daniel R. Toll..............................................       2,950                    -0-
Directors and Executive Officers as a Group
  (22 persons, including those named above).................     434,894                241,040

     Mr. B. A. Bridgewater, Jr. is the beneficial owner of 1% of the Corporation's Common Stock. Each other person identified in the preceding table is the beneficial owner of less than 1% of the Corporation's Common Stock. The 22 persons comprising Directors and Executive Officers as a Group are, in the aggregate, the beneficial owners of 3.7% of such outstanding Common Stock, when the shares subject to the options described above are considered as beneficially owned by such persons. Such option shares have been deemed to be outstanding as of April 8, 1998, for purposes of calculating the aggregate percentage beneficially owned by Directors and Executive Officers as a Group.

                                      (A)
                           THE ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. This classified Board structure was adopted on November 2, 1954. Three Directors are to be elected for terms expiring at the Annual Meeting in 2001; one Director is to be elected for a term expiring at the Annual Meeting in 1999; three Directors will continue in office for terms expiring at the Annual Meeting in 2000; and three Directors will continue in office for terms expiring at the Annual Meeting in 1999 (or, in the case of each Director, until such Director's successor has been elected and qualified). It is intended that the votes will be cast pursuant to the accompanying Proxy for the election of the nominees named below, unless otherwise directed. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, except for Proxies marked to the contrary.

     The nominees and the Directors who will continue in office, the terms for which they are nominated or have been elected, their other positions or offices with the Corporation, their ages, the respective years which marked the commencement of their continuous service as Directors of the Corporation and their principal current occupations are as set forth on the following pages. All nominees and all Directors continuing in office previously have been elected by the Shareholders.

     Mr. Thomas A. Williams resigned as a Director of the Corporation on March 23, 1998. In addition, Mr. Daniel R. Toll will retire from the Board of Directors, effective as of the Annual Meeting in 1998, thereby reducing the number of active Directors to ten. Because Mr. B. A. Bridgewater, Jr. is the Board's nominee for election as a Director for a term of one year, expiring at the Annual Meeting in 1999, and in order that the remaining Directors may serve in classes of approximately equal size, Mr. John Peters MacCarthy, who was elected by the Shareholders in 1996 as a Director for a term of office expiring at the Annual Meeting in 1999, is standing at this time for election for a term of three years, expiring at the Annual Meeting in 2001.

TO BE ELECTED FOR A TERM
OF THREE YEARS

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

ESREY PHOT0                 JULIE C. ESREY
                            Member of the Corporation's Audit Committee and Member
                            of the Corporation's Governance and Nominating
                            Committee.............................................        59           1995

LIDDY PHOTO                 RICHARD A. LIDDY
                            Chairman of the Corporation's Audit Committee; Member of
                            the Corporation's Executive Committee and Member of the
                            Corporation's Governance and Nominating Committee.....        62           1994

MacCARTHY PHOT0             JOHN PETERS MACCARTHY
                            Member of the Corporation's Audit Committee and Member
                            of the Corporation's Compensation Committee...........        65           1996

TO BE ELECTED FOR A TERM
OF ONE YEAR

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

BRIDGEWATER PHOTO           B. A. BRIDGEWATER, JR.
                            Chairman of the Board of Directors, President and Chief
                            Executive Officer ; Chairman of the Corporation's
                            Executive Committee...................................        64           1978

TO CONTINUE IN OFFICE
FOR TWO YEARS

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

BOWER PHOTO                 JOSEPH L . BOWER
                            Chairman of the Corporation's Compensation Committee and
                            Member of the Corporation's Executive Committee.......        59           1987

RICH PHOTO                  HARRY E. RICH
                            Executive Vice President and Chief Financial Officer;
                            Member of the Corporation's Executive Committee.......        58           1985

RITTER PHOTO                JERRY E. RITTER
                            Chairman of the Corporation's Governance and Nominating
                            Committee; Member of the Corporation's Compensation
                            Committee and Member of the Corporation's Executive
                            Committee.............................................        63           1996

TO CONTINUE IN OFFICE
FOR ONE YEAR

                                                                                                     DIRECTOR
                                                                                                   CONTINUOUSLY
                            NAME AND OTHER POSITIONS OR OFFICES WITH THE CORPORATION      AGE         SINCE
                            --------------------------------------------------------      ---      ------------

MACOMBER PHOTO              JOHN D. MACOMBER
                            Member of the Corporation's Compensation Committee and
                            Member of the Corporation's Governance and Nominating
                            Committee.............................................        70           1993

MARITZ PHOTO                WILLIAM E. MARITZ
                            Member of the Corporation's Audit Committee and Member
                            of the Corporation's Governance and Nominating
                            Committee.............................................        69           1983

MEYER PHOTO                 GENERAL EDWARD C. MEYER, RETIRED
                            Member of the Corporation's Compensation Committee and
                            Member of the Corporation's Governance and Nominating
                            Committee.............................................        69           1992

     The following are brief summaries of the business experience, during the period of the past five years, of each of the nominees for election as Directors of the Corporation and of each of the present Directors of the Corporation who are continuing in office, including, where applicable, information as to the other company directorships currently held by each of them:

     Mrs. Julie C. Esrey serves as a director of various organizations. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Mrs. Esrey is a member of the Executive Committee of the Board of Trustees of Duke University, a director of the Duke Management Company and a member of the Board of Visitors of the Duke University Medical Center. She also has served as a director of Bank IV Kansas, National Association, in Wichita, Kansas, and as a member of the Central Governing Board for the Children's Mercy Hospital, in Kansas City, Missouri.

     Mr. Richard A. Liddy is a director and Chairman of the Board of Directors, President and Chief Executive Officer of the General American Life Insurance Company. He served as President and Chief Executive Officer of that organization from 1992 until January 26, 1995, when he was elected to the additional office of Chairman of the Board of Directors, and from 1988 until 1992 was President and Chief Operating Officer of the General American Life Insurance Company. Mr. Liddy is a director and Chairman of the Board of the Reinsurance Group of America, Inc., and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. Mr. Liddy serves on the Boards of Directors of Ameren Corporation, Ralston Purina Company, the Boy Scouts of America, the Missouri Historical Society, the Saint Louis Art Museum, the United Way of Greater Saint Louis and Webster University in Saint Louis. Additionally, he is a member of the Board of Directors of the American Council of Life Insurance.

     Mr. John Peters MacCarthy is the immediate past Chairman and Chief Executive Officer of Boatmen's Trust Company, a position he held from 1988 until his retirement in 1994. He served as President and Chief Executive Officer of Centerre Bank, National Association from 1984 until 1988. He served as an officer of Centerre Trust Company from 1969 until 1979, when he was named Chief Executive Officer and a director of Centerre Trust Company. He was a Partner in the law firm of Bryan, Cave, McPheeters and McRoberts in Saint Louis, Missouri from 1959 to 1968. Mr. MacCarthy serves on the Board of directors of Ameren Corporation. Mr. MacCarthy is a Trustee of Washington University and of the Saint Louis Art Museum.

     Mr. B. A. Bridgewater, Jr. has been Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation during the past five years. He serves also as a director of EEX Corporation, FMC Corporation and NationsBank Corporation and as a Trustee of Washington University.

     Mr. Joseph L. Bower is, and for the period of the past five years has been, the Donald Kirk David Professor of Business Administration at the Harvard Business School. In addition, from September, 1985 until September, 1989, he was Senior Associate Dean and Director of External Relations at that institution, where from September, 1989 to September, 1995, he was Chairman of Doctoral Programs and Director of Research. Mr. Bower serves as a director of Anika Therapeutics, the M. L. Lee Acquisition Fund, the New America High Income Fund and Sonesta International Hotels Corporation and as a Trustee of the New England Conservatory of Music and of the Dana DeCordova Museum.

     Mr. Harry E. Rich has been Executive Vice President and Chief Financial Officer of the Corporation during the past five years. Previously, Mr. Rich served as Senior Vice President of the Corporation. Mr. Rich serves as a director of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. and as an advisory director of NationsBank, Saint Louis Region.

     Mr. Jerry E. Ritter is Chairman of the Board of Directors of the Kiel Center sports and entertainment complex in Saint Louis and of the Saint Louis Blues Hockey Club of the National Hockey League. Mr. Ritter also is Chairman of the Board of Directors and Chief Executive Officer of Clark Enterprises, Inc., a holding company engaged in the management and operation of the Kiel Center. Mr. Ritter is a Consultant to Anheuser-Busch Companies, Inc., a company engaged in the brewing of beer and in providing family entertainment, where, until 1996, he was Executive Vice President and Chief Financial and Administrative Officer. Mr. Ritter is a director of The Earthgrains Company, The Kroll-O'Gara Company and Omniquip

International, Inc., and serves, also, as a member of the Board of Directors of the Automobile Club of Missouri and as a member of the Board of Commissioners of the Saint Louis Science Center.

     Mr. John D. Macomber has been Principal of JDM Investment Group, a private investment firm, since 1992. From July, 1989 until November, 1992, Mr. Macomber was Chairman and President of the Export-Import Bank of the United States, in Washington, D.C., and, prior to that, was, successively, Chairman, President and Chief Executive Officer of Celanese Corporation, in New York City, and a Senior Partner with McKinsey & Company, Inc. He currently serves as a director of Bristol-Myers Squibb Company, Lehman Brothers Holdings Inc., Mettler-Toledo International Inc., Pilkington, Ltd., Textron Inc. and Xerox Corporation; as a director of the National Executive Services Corps; as a director of The French-American Foundation; as Chairman of the Council for Excellence in Government and Vice Chairman of The Atlantic Council of the United States, in Washington, D.C.; and as a Trustee of Adelphi University, the Carnegie Institution of Washington and The Folger Library.

     Mr. William E. Maritz has been Chairman of the Board of Directors and Chief Executive Officer of Maritz Inc., a motivation, travel, training, communications and marketing research services company, during the past five years. Previously, Mr. Maritz served also as President of Maritz Inc., a position which he relinquished on July 9, 1991. Mr. Maritz serves as a director of Maritz Inc. and the General American Life Insurance Company and as a Trustee of Washington University.

     General Edward C. Meyer, Retired, served as Chief of Staff of the United States Army until 1983. He currently is Chairman of MITRETEK Systems and Managing Partner of Cilluffo Associates, L.P., a private investment group. He currently is a director of Aegon USA, FMC Corporation, GRC International, Inc. and ITT Industries. General Meyer is a Trustee of the George Catlett Marshall Foundation, and a member of the Board of Governors of the Smith Richardson Foundation, the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies, in Washington, D.C., and is President of the Army Emergency Relief Association.

     There are no family relationships between any Directors or Executive Officers of the Corporation.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following information is given for the Fiscal Years ended January 31, 1998, February 1, 1997 and February 3, 1996 concerning annual and long-term compensation for services rendered to the Corporation and its subsidiaries of those persons who at January 31, 1998 were the Corporation's Chief Executive Officer and the other four most highly compensated Executive Officers of the Corporation whose total salary and bonuses exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                            ANNUAL COMPENSATION                  COMPENSATION AWARDS(4)
                                     ----------------------------------      ------------------------------
                                                                                               SECURITIES
                                                           OTHER ANNUAL        RESTRICTED      UNDERLYING         ALL OTHER
          NAME AND                                BONUS    COMPENSATION      STOCK AWARD(S)   OPTIONS/SARS       COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY($)   ($)(1)       ($)(2)             ($)(3)          (#)(5)             ($)(6)
     ------------------       ----   ---------   ------    ------------      --------------   ------------       ------------
B. A. Bridgewater, Jr. .....  1997    725,000      -0-       -0-                163,750          -0-/-0-            11,343
Chairman of the Board,        1996    725,000    164,140     -0-                581,875          -0-/-0-            11,051
President and Chief           1995    725,000      -0-       -0-                -0-              -0-/-0-            11,101
Executive Officer(7)
Brian C. Cook...............  1997    475,000    152,950     -0-                 81,875       32,000/20,441          5,984
Vice President of the         1996    475,000      -0-       -0-                -0-           15,000/14,422          6,128
Corporation and               1995    475,000      -0-       -0-                -0-           32,500/7,152           6,032
President, Famous Footwear
Ronald A. Fromm.............  1997    365,000    142,530     -0-                 40,938       25,000/14,778          6,171
Executive Vice President,     1996    350,000      -0-       -0-                -0-           10,000/7,401           6,108
Famous Footwear (now Vice     1995    350,000      -0-       -0-                -0-           22,500/6,316           6,338
President of the Corporation
and President, Brown Shoe
Company)
Gary M. Rich................  1997    360,000    150,000     -0-                -0-           12,000/4,930           5,622
President, Pagoda             1996    330,000    192,720     -0-                -0-            8,000/2,580           5,504
U.S.A.                        1995    330,000      -0-       -0-                -0-           14,000/-0-             5,077
David H. Schwartz...........  1997    350,000    159,600     -0-                -0-           12,000/2,573           5,582
President,                    1996    335,000     85,000     -0-                -0-            8,000/-0-             5,250
Brown Shoe Sourcing           1995    335,000      -0-       -0-                -0-           11,000/-0-             5,290

------------------------
(1) Amounts are earned and accrued during the Fiscal Years indicated, and are paid subsequent to the end of each Fiscal Year, pursuant to the Corporation's Annual Incentive Plan, described below.

(2) The named Executive Officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of any such Officer's salary and bonus.

(3) Restricted Stock Awards are valued by multiplying the closing market price of the Corporation's unrestricted stock on the date of grant by the number of shares awarded. Dividends are paid on Restricted Stock Awards at the same rate as paid to all Shareholders. On January 31, 1998, Mr. Bridgewater held 80,000 Restricted Shares having a market value of $1,170,000.00, Mr. Cook held 30,250 Restricted Shares having a market value of $442,406.25, Mr. Fromm held 16,750 Restricted Shares having a market value of $244,968.75, Mr. Rich held 8,250 Restricted Shares having a market value of $120,656.25, and Mr. Schwartz held 1,875 Restricted Shares having a market value of $27,421.88.

(4) The Corporation has no long-term incentive plans other than those described below.

(5) All SARs were issued in tandem with options presented in this table.

(6) Includes in 1997 for Mr. Bridgewater: $5,541.66 to the Corporation's 401(k) Plan, $4,920.00 in Corporation-paid group life insurance premiums and $880.88 in the Employee Stock Purchase Plan. Includes in 1997 for Mr. Cook:
    $5,250.00 to the Corporation's 401(k) Plan and $734.24 in the Employee Stock Purchase Plan. Includes in 1997 for Mr. Fromm: $5,290.40 to the Corporation's 401(k) Plan and $880.88 in the Employee Stock Purchase Plan. Includes in 1997 for Mr. Rich: $5,622.44 to the Corporation's 401(k) Plan. Includes in 1997 for Mr. Schwartz: $5,582.04 to the Corporation's 401(k)

    Plan. The Corporation has no other Plans providing for other kinds of compensation entitlements, including split-dollar life insurance arrangements, which otherwise would be required to be disclosed in this column.

(7) Mr. Bridgewater has been nominated to be elected for a one-year term as a Director, and it is presently anticipated that he will retire as an employee of the Corporation prior to March 31, 1999. The Compensation Committee has authorized a four-year consulting agreement with Mr. Bridgewater to be effective following his retirement as an employee, pursuant to which he will receive $250,000 per year and limited administrative support, and which includes a noncompetition agreement for the consulting period and three years thereafter.

ANNUAL INCENTIVE PLAN

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Incentive Awards granted under the Corporation's Annual Incentive Plan. Payments are based upon the achievement of financial objectives with respect to earnings and return on invested capital each year. Payments may vary in light of corporate or divisional performance (as appropriate) with respect to such financial objectives. Awards paid to Executive Officers pursuant to the Corporation's Annual Incentive Plan are included in the amounts stated in the second compensation column of the Summary Compensation Table on page 10 of this Proxy Statement.

RESTRICTED STOCK PLANS

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Restricted Stock granted under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as amended by the Shareholders at the 1996 Annual Meeting (the "1994 Plan"). Awards of Restricted Stock have also been made to the Corporation's Executive Officers and certain key management employees under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1987, as amended (the "1987 Plan"). With the 1994 Plan having been approved by the Shareholders of the Corporation at the 1994 Annual Meeting of Shareholders, the Corporation is not making any further Restricted Stock awards under the 1987 Plan.

     Under both Plans, shares of Restricted Stock are granted at no cost to the Participant and are delivered at the time of the grant, but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the Plan under which it was issued, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The recipient of Restricted Stock is entitled to full voting and dividend rights with respect to such shares from the date of grant. Under both Plans, shares vest in the Participant and restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years and the remaining one-fourth after eight years. A Participant in a Plan is entitled to receive shares of Restricted Stock free of restrictions only if he or she is, at the time of the lapse of such restrictions, in the employ of the Corporation and has been continuously so employed since the date of grant, except in the case of retirement or death. If employment is terminated because of disability, the Participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the applicable restriction period. In the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party (each of which is deemed to be a "change of control"), then any unvested shares of Restricted Stock granted under either Plan shall immediately mature and vest in full.

     The Summary Compensation Table on page 10 of this Proxy Statement sets out in the fourth compensation column the value of the shares of Restricted Stock granted under either the 1987 Plan or the 1994 Plan to persons named in that table. Such shares have been included in the Stock Ownership Table on page 3 of this Proxy Statement.

RETIREMENT PLANS

     Substantially all salaried, full-time retail and store employees of the Corporation and designated subsidiaries, as well as the Corporation's Executive Officers, are eligible to participate in the Shareholder-approved Brown Group, Inc. Retirement Plan (the "Retirement Plan") after twelve months' employment and the attainment of 21 years of age. Terms of the Retirement Plan, which is funded by the Corporation, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

     Under the Retirement Plan, pensions are computed on a two-rate formula basis of .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

     Certain key employees and Executive Officers are also eligible to participate in the Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to supplement the benefits payable to Participants under the Retirement Plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the Supplemental Plan, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the Plan to equal the excess (if any) of the amount which would have been payable to the Participant as a normal retirement benefit under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the Participant's normal retirement benefit under the Retirement Plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a "change of control" of the Corporation, defined in the same manner as in the 1987 Plan and the 1994 Plan above. The Supplemental Plan is unfunded. All payments to a Participant will be made from the general assets of the Corporation.

     In addition to the Retirement Plan and the Supplemental Plan, the Corporation has, incident to hiring, entered into separate agreements with four Executive Officers at various times, providing additional credited years of service over those for which the Executive is actually employed. One such Executive Officer currently is employed by the Corporation.

     The table below shows the estimated annual retirement benefits payable to Participants, including Executive Officers, in the Retirement Plan on a straight life annuity basis, assuming normal retirement at age 65 during 1998. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the Supplemental Plan. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
    FINAL                  -------------------------------------------------------------------------------------
AVERAGE SALARY                10             15             20             25             30          35 OR MORE
--------------                --             --             --             --             --          ----------
 $100,000................  $ 12,658       $ 18,987       $ 25,316       $ 31,645       $ 37,973        $ 44,302
  200,000................    27,308         40,962         54,616         68,270         81,923          95,577
  300,000................    41,958         62,937         83,916        104,895        125,873         146,852
  400,000................    56,608         84,912        113,216        141,520        169,823         198,127
  500,000................    71,258        106,887        142,516        178,145        213,773         249,402
  600,000................    85,908        128,862        171,816        214,770        257,723         300,677
  700,000................   100,558        150,837        201,116        251,395        301,673         351,952
  800,000................   115,208        172,812        230,416        288,020        345,623         403,227

     The credited years of service (including service by agreement) for purposes of determining benefits for each of the persons named in the Summary Compensation Table on page 10 are as follows: Mr. B. A. Bridgewater, Jr. -- 34; Mr. Brian C. Cook -- 17; Mr. Ronald A. Fromm -- 11; Mr. Gary M. Rich -- 7; and Mr. David H. Schwartz -- 8. The dollar amounts shown in the first two columns of the Summary Compensation Table on page 10 are substantially the same as the compensation covered by the Retirement Plans.

     In 1944, the Shareholders approved the adoption of a Retirement Trust to which the Corporation, and those subsidiaries which had adopted the Trust, annually contributed six percent of their consolidated profits before taxes. The Corporation's final contribution was made for the Corporation's 1975 Fiscal Year. All full-time salaried employees and certain retail employees compensated by commissions with five years' service with the Corporation or subsidiaries which had adopted the Trust were eligible to participate.

     The Corporation's annual contributions to the Trust were allocated to the employees' accounts in proportion to each employee's salary.

     All Participants' accounts, including the Corporation's contributions thereto, became fully vested in the Participants on September 4, 1975. Cash contributions by employees have been returned to each contributing employee with interest at six percent per year to the date returned. The Retirement Trust, after the Corporation's final contribution for the 1975 Fiscal Year, was frozen on November 1, 1975, with account balances thereafter subject to change solely for future earnings and market adjustments.

     At retirement, each Participant under the Retirement Trust may receive his or her Retirement Trust benefit in the form of either a lump sum or a monthly annuity.

EMPLOYEE SAVINGS PLAN

     Under the Corporation's Employee Savings Plan, as amended, eligible employees may elect to have from 2 percent to 17 percent of their annual salaries, up to a present maximum amount of $10,000 per Plan Participant, invested in the Plan. The Corporation matches 75 percent of the first 2 percent investment and 50 percent of the additional investment up to the 6 percent level. Plan members employed prior to January 1, 1994 are 100 percent vested in their account balances at all times. Plan members employed on January 1, 1994 and thereafter are vested in the Corporation's matching contribution after five years. The Summary Compensation Table on page 10 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation which were allocated to the persons named in that table, exclusive of changes representing increases and declines during the periods in the market price of the Corporation's Common Stock, offset and reduced by dividends thereon and short-term interest derived from cash balances of contributions awaiting investment in such Common Stock. The full value of each Plan Participant's account is paid to each Plan member when he or she retires, leaves the employ of the Corporation or becomes permanently and totally disabled.

DIRECTORS' COMPENSATION

     The Corporation pays each non-employee Director of the Corporation an annual cash retainer of $17,500 and also pays an additional annual cash retainer of $2,000 to the Chairman of the Corporation's Audit Committee, the Chairman of the Corporation's Compensation Committee and the Chairman of the Corporation's Governance and Nominating Committee.

     The Corporation also pays each non-employee Director (a) a $1,000 fee for attendance at each meeting of the Board of Directors, (b) a $1,000 fee for attendance at each meeting of a standing committee of the Board of Directors and
(c) a $1,000 fee to each non-employee Director who is a member of the Corporation's Executive Committee for attendance at each meeting of the Executive Committee. The Corporation also pays the premiums for Directors' and Officers' Liability insurance and Travel Accident insurance coverage for each Director. The Corporation has no Directors' retirement plan, and pays no additional Directors' remuneration to any Director who is an Officer or employee of the Corporation.

     Under the 1994 Plan, which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders, each non-employee Director in office on May 26, 1994 (the date the Plan became effective) received a grant of 1,000 shares of Brown Group Common Stock. Thereafter, each newly appointed non-employee Director is granted 1,000 shares on the date at which the Director is first elected to serve. In addition, each non-employee Director is granted 250 shares of Brown Group Common Stock annually, and each non-employee Director who serves as Chairman of the Corporation's Audit, Compensation or Governance and Nominating Committee is annually granted an additional 100 shares of Brown Group Common Stock.

STOCK OPTION PLANS

     The Corporation has options outstanding under the 1994 Plan and the 1987 Plan (both as described above). These Plans are administered by the Corporation's Compensation Committee. The Compensation Committee, in its discretion, based upon such factors as levels of responsibility and individual performance, makes determinations as to those persons who are considered to be key employees and who are therefore eligible for awards under these Plans. All options are granted at 100% of market value on the date of the grant and expire ten years from the date of grant. With the 1994 Plan having been approved by the Shareholders at the 1994 Annual Meeting of Shareholders, the Corporation will make no further awards under the 1987 Plan. In the event that (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unexercisable options awarded under the 1987 Plan and the 1994 Plan shall be settled by the payment by the Corporation to the holder of such options of an amount equal to the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of the Corporation's Common Stock subject thereto.

     The following table shows information with respect to the options and Stock Appreciation Rights ("SARs") granted to the Executive Officers named in the Summary Compensation Table on page 10 during the past Fiscal Year:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                          ------------------------------------------                VALUE AT ASSUMED ANNUAL
                                           % OF TOTAL                                RATES OF STOCK PRICE
                                          OPTIONS/SARS                                 APPRECIATION FOR
                                           GRANTED TO      AVERAGE                        OPTION TERM
                          OPTIONS/SARS    EMPLOYEES IN   EXERCISE OR   EXPIRATION   -----------------------
NAME                        GRANTED*      FISCAL YEAR*   BASE PRICE       DATE        5%($)        10%($)
----                      ------------    ------------   -----------   ----------     -----        ------
B. A. Bridgewater,
  Jr. ..................       -0-            n/a           n/a           n/a          n/a          n/a
Brian C. Cook...........  32,000/20,441   6.39%/20.14%     $15.05      2007/2008     $302,970     $767,785
Ronald A. Fromm.........  25,000/14,778   4.99%/14.56%     $15.11      2007/2008     $237,605     $602,136
Gary M. Rich............  12,000/4,930    2.40%/4.86%      $15.15      2007/2008     $114,341     $289,763
David H. Schwartz.......  12,000/2,573    2.40%/2.54%      $15.15      2007/2008     $114,341     $289,763

------------------------
*All SARs were issued in tandem with options presented in this table.

     The table on the following page shows information with respect to the unexercised options and SARs granted during the past Fiscal Year and in prior years to the Executive Officers named in the Summary Compensation Table on page 10 and with respect to option/SAR exercises by those persons during the past Fiscal Year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                   OPTIONS/SARS AT               OPTIONS/SARS
                               SHARES                                 FY-END(#)                 AT FY-END($)(2)
                             ACQUIRED ON        VALUE         -------------------------    -------------------------
NAME                         EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         -----------    --------------    -------------------------    -------------------------
B. A. Bridgewater, Jr......    -0-            -0-                   21,732/-0-                     -0-/-0-
Brian C. Cook..............    -0-            -0-                   25,768/59,500               $2,344/$11,094
Ronald A. Fromm............    -0-            -0-                   20,142/45,000               $1,406/$ 7,969
Gary M. Rich...............    -0-            -0-                   11,250/25,750               $  938/$ 4,000
David H. Schwartz..........    -0-            -0-                   10,000/23,500               $  938/$ 4,000

------------------------
(1) Based on the difference between the mean market price on the date of exercise and the option price.

(2) Based on the difference between the mean price at Fiscal Year-end and the option price.

LONG-TERM INCENTIVE PLANS

     The Corporation has no long-term incentive plans under which any of the Executive Officers named in the Summary Compensation Table on page 10 of this Proxy Statement received any award during the periods covered.

STOCK PURCHASE PLAN OF 1977

     Substantially all salaried and commissioned employees, including Executive Officers, may participate in the Stock Purchase Plan of 1977 after twelve months' employment with the Corporation. Under this Plan, stock may be purchased from the Corporation at 85 percent of its market value on the date of purchase, or it may be purchased by the Trustee in the open market. In the latter case, the Corporation and its participating subsidiaries contribute to the Plan an amount equal to 17.647 percent of the Participants' contributions, which is equivalent to 15 percent of the purchase price of the stock to the Participants.

     The Summary Compensation Table on page 10 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation to the Plan for the persons named in that table.

                        BOARD OF DIRECTORS AND STANDING
                            COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

     During the Fiscal Year ended January 31, 1998, the Board of Directors of the Corporation met at regular and special meetings on seven separate occasions. Each of the Directors attended not less than seventy-five percent (75%) of the meetings of the Board of Directors and of all committees of the Board of Directors of which each such person was a member. The Board of Directors has established standing Audit, Compensation, Executive and Governance and Nominating Committees.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors presently is composed of five members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. Each member of the Audit Committee is regarded as independent of the management of the Corporation and as free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member. The Chairman of the Audit Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Audit Committee serve for a term of one year or until their successors are appointed.

     The responsibilities of the Audit Committee are: to select the independent public accountants for the Corporation; to review with the independent public accountants their annual audit plans, including the degree of coordination with the Corporation's internal audit plans; to review proposed audit fees; to be informed of the use of the independent public accountants for significant management advisory services; to obtain explanations from management for all significant variances in the financial statements between years; to request an explanation of changes in accounting standards or rules that have an effect on the financial statements; to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements; to inquire if there were any significant financial reporting issues discussed during the accounting period and, if so, how they were resolved; during private meetings with the independent public accountants, to request of them their opinions on various matters including the quality of financial and accounting personnel and the internal audit staff; to discuss with management and the independent public accountants the substance of any significant issues concerning litigation, contingencies, claims or assessments including tax matters, and to understand how such matters are reflected in the Corporation's financial statements; to review with the independent public accountants their recommendations on accounting procedures and internal controls arising from the annual audit as well as management's response to such recommendations; to review the internal audit plans and scopes; to review, at least annually, the status of compliance with the Corporation's Business Conduct Policies and to inquire as to whether there have been any reported cases of noncompliance or violations; and to instruct the independent public accountants and the internal audit staff that the Audit Committee expects to be advised if there are any areas that require its special attention.

     The members of the Audit Committee are Mr. Richard A. Liddy, Chairman; Mrs. Julie C. Esrey; Mr. John Peters MacCarthy; Mr. William E. Maritz; and Mr. Daniel
R. Toll. During the Fiscal Year ended January 31, 1998, the Audit Committee met on four separate occasions.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. The Chairman of the Compensation Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Compensation Committee of the Board of Directors serve for a period of one year or until their successors are appointed.

     The responsibilities of the Compensation Committee are: to determine the salaries and Annual Incentive Awards of the Officers and other executives and key management employees of the Corporation and its subsidiaries; to review and approve proposed changes in the salaries of other management employees; to approve the participation of executives and other key management employees in the Corporation's various compensation plans; to approve and recommend to the Board of Directors (where appropriate) any changes which are indicated in the Corporation's compensation programs; to monitor the Corporation's policies and practices regarding promotion and management development; to counsel senior management regarding assignment of responsibilities to managers; to ensure continuity of experienced, qualified management at senior levels within the Corporation; and to monitor the performance of the Chief Executive Officer and assure continuity in this position, making appropriate recommendations to the Board of Directors.

     The members of the Compensation Committee are Mr. Joseph L. Bower, Chairman; Mr. John Peters MacCarthy; Mr. John D. Macomber; General Edward C. Meyer, Retired; Mr. Jerry E. Ritter; and Mr. Daniel R. Toll. During the Fiscal Year ended January 31, 1998, the Compensation Committee met on three separate occasions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the members of the Compensation Committee identified in the preceding paragraph, none ever has been an employee of the Corporation or of any of its subsidiaries.

EXECUTIVE COMMITTEE

     The Bylaws of the Corporation provide that the Executive Committee of the Board of Directors, presently composed of Mr. B. A. Bridgewater, Jr., Chairman; Mr. Joseph L. Bower; Mr. Richard A. Liddy; Mr. Harry E. Rich; and Mr. Jerry E. Ritter; shall have and may exercise, so far as is permitted by law, all of the powers and duties of the Board in the direction of the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors which may lawfully be delegated to it by the Board of Directors, except with respect to certain categories of matters which expressly have been reserved to the full Board of Directors. The Executive Committee of the Board of Directors also performs Finance Committee functions. The Executive Committee did not meet during the Fiscal Year ended January 31, 1998.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. The Chairman of the Governance and Nominating Committee is appointed by the Board of Directors on the recommendation of this Committee. Members of the Governance and Nominating Committee serve for a period of one year or until their successors are appointed.

     The responsibilities of the Governance and Nominating Committee are: to develop appropriate criteria for serving as a member of the Board of Directors and to screen, interview and recommend to the Board of Directors suitable candidates for positions on the Board of Directors; to evaluate the structure and composition of the Board of Directors, including the number and responsibilities of the Standing Committees of the Board and to recommend changes as indicated by this evaluation; to recommend chairmen and committee members of each of the Standing Committees of the Board of Directors; to review the elements and levels of Director compensation and the service of Directors and to recommend any changes as indicated by this review; and to recommend to the Board of Directors, prior to each Annual Shareholders' Meeting, suitable persons to be designated by the Board of Directors as nominees for election by the Shareholders to the office of Director of the Corporation, together with their placement within the Corporation's classified Board structure as it was adopted on November 2, 1954.

     The Governance and Nominating Committee will consider suggestions from all sources, including Shareholders, regarding possible Directorial candidates. Such suggestions should be submitted to the Vice President, General Counsel and Corporate Secretary of the Corporation, in the manner and within the time required by the Bylaws of the Corporation.

     The members of the Governance and Nominating Committee are Mr. Jerry E. Ritter, Chairman; Mrs. Julie C. Esrey; Mr. Richard A. Liddy; Mr. John D. Macomber; Mr. William E. Maritz; and General Edward C. Meyer, Retired. During the Fiscal Year ended January 31, 1998, the Governance and Nominating Committee met on one occasion.

                         COMPENSATION COMMITTEE REPORT

     The policy of the Compensation Committee of Brown Group is to use compensation to help attract, motivate, and retain a management team capable and eager to develop and implement strategy that will meet objectives for creating long term Shareholder value. To that end, the Corporation has adopted a set of salary, bonus, and stock option programs that the Board believes are consistent with those objectives.

SALARY

     Brown Group salaries are set to match median competitive levels for companies in the footwear and retail industry and other companies of large size with whom it competes for management. While salaries are expected to be adequate, they are not intended to be generous or to be the primary incentive for exceptional performance. Those incentives are provided by the Annual Incentive Plan, Long Term Stock Incentives and Stock Option Awards.

     Salaries are reviewed annually. A survey of competitors' compensation indicates that these practices have placed Brown Group's total cash pay levels near the median of its peer group, and generally in the mid-range of other large retail-oriented companies with whom Brown Group competes for management.

ANNUAL INCENTIVES

     The bonus program is designed to provide managers and employees with an incentive to achieve levels of performance above those planned. The Annual Incentive Plan provided for total incentive payments of $3.3 million if financial objectives including earnings per share of $1.50, or divisional goals and other financial plans consistent with that level of earnings, were achieved. Divisional performance compared to Plan varied widely; Pagoda International incurred a loss of $45.6 million, which caused the Corporation to report a $20.9 million loss for the year. However, very encouraging progress was made in the 95% of the Corporation comprising the core businesses (Famous Footwear, Brown Shoe Company and Canadian operations). Collectively, the performance of these divisions was better than planned levels. Considering these factors, the Committee approved total incentive compensation payments of $2.2 million, or approximately 65% of the planned incentive payments for 1997. It should be noted that no incentive payments were approved for the Executives directly responsible for the Pagoda International losses or for the Chief Executive Officer and the Chief Financial Officer.

LONG-TERM STOCK INCENTIVES

     The Committee also administers a long-term stock option and restricted stock program. The objective of the stock option and restricted stock program is to provide a longer term incentive for key managers, and to align their interests directly with those of the Shareholders. The Corporation's stock and option grants are also part of the above mentioned periodic survey. In 1997 we learned that our practices in granting stock awards have been well below those of the peer group companies. Accordingly, in 1997 additional grants were made to key executives. For the future, it is our intent to emphasize stock options as opposed to restricted stock, reflecting corporate plans for growth.

CEO COMPENSATION

     The Committee maintained the salary of the Chief Executive Officer for 1997 at the $725,000 level. Although the Committee recognizes encouraging progress in the core businesses (Famous Footwear, Brown Shoe Company and Canadian operations) in 1997, the substantial losses in Pagoda International led to results that were well below the Corporation's financial objectives for the year. No incentive payments were made to the CEO or to other senior executives responsible for the management of the Pagoda International business. Other incentive payments made to senior executives elsewhere in the Corporation reflect the good progress and performance relative to financial objectives at Famous Footwear, Brown Shoe Company and Canadian operations.

RESTRICTED STOCK AND STOCK OPTION AWARDS

     While no stock options were granted to the Chief Executive Officer in 1997, a restricted stock award of 10,000 shares was made to him on March 6, 1997. Restricted stock grants were made to nine other Executive Officers in the aggregate amount of 25,500 shares. Option grants for an aggregate of 217,000 shares were made to 14 Executive Officers of the Corporation at that time.

     The Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four Executive Officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. In 1997, no Brown Group executive received compensation of $1 million or more. The policy of the Committee related to this statutory provision is to establish and maintain a compensation program that maximizes the creation of long-term Shareholder value. Action is expected to be taken to qualify the Corporation's compensation approaches for deductibility to the extent consistent with the objectives of the Corporation's executive compensation program and with maintaining competitive compensation.

     THE COMMITTEE BELIEVES THE RESTRICTED STOCK AND STOCK OPTION PLAN HAS BEEN AN IMPORTANT INFLUENCE IN ENABLING THE CORPORATION TO RETAIN AND MOTIVATE STRONG MANAGEMENT. OVER THE NEXT YEAR IT IS EXPECTED THAT THE GRANTING OF STOCK OPTIONS AND RESTRICTED STOCK WILL PLAY A VITAL ROLE IN ENABLING THE CORPORATION TO ATTRACT HIGH QUALITY EXECUTIVES IN ANTICIPATION OF THE MANAGEMENT TRANSITION WHICH IS PLANNED. IN ADDITION, THE CONTINUED GRANTING OF STOCK OPTIONS TO HIGH PERFORMING EXECUTIVES CREATES BROAD INCENTIVES FOR BOTH NEAR AND LONG-TERM ACHIEVEMENT, PARTICULARLY IN VIEW OF THE CURRENTLY DEPRESSED PRICE OF THE CORPORATION'S STOCK AND THE IMPROVED EARNINGS POTENTIAL OF THE BUSINESS. HOWEVER, BECAUSE THE CURRENT STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994 WAS AMENDED IN 1996 TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE BY 825,000, IT IS CONTEMPLATED THAT NO ADDITIONAL STOCK OPTION OR RESTRICTED STOCK AWARDS WILL BE GRANTED UNDER THE PROPOSED NEW PLAN, DURING THE FIRST FULL PLAN YEAR, EXCEPT TO ATTRACT OR PROMOTE EXECUTIVES AS PART OF THE MANAGEMENT TRANSITION PROCESS. WE INVITE THE SHAREHOLDERS' ATTENTION TO THE EIGHT-YEAR HOLDING PERIOD REQUIRED FOR A FULL LAPSE OF RESTRICTIONS ON OWNERSHIP, WHICH IS INTENDED TO STRENGTHEN THE MANAGEMENT RETENTION VALUE OF RESTRICTED STOCK. ALSO NOTE THE LIMITATION OF 150,000 SHARES (20% OF THE AUTHORIZATION REQUEST) PLACED ON PROSPECTIVE GRANTING OF RESTRICTED STOCK, REFLECTING THE PLAN TO USE STOCK OPTIONS MORE AGGRESSIVELY. WE RECOMMEND THAT THE SHAREHOLDERS APPROVE THE STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998 DESCRIBED ON PAGES 21 TO 26 OF THE PROXY STATEMENT.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE OF THE BROWN
                                          GROUP, INC. BOARD OF DIRECTORS

                                          MR. JOSEPH L. BOWER, CHAIRMAN
                                          MR. JOHN PETERS MACCARTHY, MEMBER
                                          MR. JOHN D. MACOMBER, MEMBER
                                          GENERAL EDWARD C. MEYER, RETIRED,
                                          MEMBER
                                          MR. JERRY E. RITTER, MEMBER
                                          MR. DANIEL R. TOLL, MEMBER

                         PERFORMANCE OF THE CORPORATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total Shareholder return on the Corporation's Common Stock against the cumulative total return of the assumed Peer Group Index and the Standard & Poor's Composite-500 Index, with investment weighted based on market capitalization. The Corporation's Fiscal Year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each Fiscal Year.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

               MEASUREMENT PERIOD                      BROWN                              S&P 500
             (FISCAL YEAR COVERED)                  GROUP, INC.        PEER GROUP          INDEX
JANUARY 29, 1993                                            100.00            100.00            100.00
JANUARY 28, 1994                                            124.21             86.27            112.04
JANUARY 27, 1995                                            118.74             74.73            113.12
FEBRUARY 2, 1996                                             52.91             78.96            156.95
JANUARY 31, 1997                                             69.81            124.02            198.29
JANUARY 30, 1998                                             64.48            102.94            251.65

     The following table is derived from the data shown in the foregoing line graph and is intended to assist Shareholders in evaluating their total returns on an annual basis for various holding periods.

             COMPOUND ANNUAL RATES OF TOTAL RETURN TO SHAREHOLDERS*

                            5 YEAR        4 YEAR         3 YEAR        2 YEAR        1 YEAR
Brown Group, Inc........    (8.40)%      (15.12)%       (18.42)%       10.39%        (7.63)%
           Peer Group...     0.58%         4.52%         11.27%        14.18%       (17.00)%
S&P 500 Index...........    20.27%        22.42%         30.54%        26.62%        26.91%

-------------------------
* For indicated holding periods, in Fiscal Years of the Corporation corresponding to the previous graph, ended January 30, 1998.

     The Peer Group Index depicted in the foregoing line graph and table consists of six companies believed to be engaged in similar businesses: Edison Brothers Stores, Inc., GENESCO Inc., Nine West Group, Inc., The Stride Rite Corporation, The United States Shoe Corporation and Wolverine World Wide, Inc. As a result of the changing nature and character of the footwear industry, the Corporation intends to consider the establishment of a suitably modified Peer Group to reflect such changed conditions as may have appeared or may appear in the present and succeeding Fiscal Years of the Corporation. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These indices are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the Corporation's Common Stock.

                                      (B)
                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998

     The Stock Option and Restricted Stock Plan of 1998 (the "Plan") was approved by the Board of Directors on April 9, 1998, subject to approval by the Shareholders. The Plan is set out in full as Exhibit 2 to this Proxy Statement. The following summary of the terms of the Plan is derived from Exhibit 2 and is qualified by reference to the specific terms of the Plan.

     The purposes of the Plan are to provide shares necessary to enable the Corporation to attract high quality executives in anticipation of the management transition which is expected in the next year, as well as to motivate certain key employees to improve the performance of the Corporation and the value of its stock, particularly in view of the currently depressed price of the Corporation's stock and the improved earnings potential of the business. A further purpose of the Plan is to provide for the granting of Common Stock to non-employee directors in order to promote their equity interest in the Corporation.

     The Plan is to be administered by the Compensation Committee, which is composed of two or more Directors appointed by the Board of Directors from those members who are not eligible to receive, and who have not at any time within one year prior to their appointment as Compensation Committee members received, discretionary grants of the Corporation's equity securities pursuant to the terms of the Plan or any other plan of the Corporation or its parent or subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, no member of the Compensation Committee making such grants shall: (1) be a current employee of the Corporation, or a parent or subsidiary; (2) be a former employee of the Corporation, or a parent or subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (3) have been an Officer of the Corporation, or a parent or subsidiary; or (4) receive remuneration from the Corporation, or a parent or subsidiary, either directly or indirectly in any capacity other than as a Director. These members of the Compensation Committee are referred to as "Outside Directors".

     The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole Committee. If a sub-committee, their deliberations shall be separate and shall be reported directly to the full Board of Directors for any further action required. Key employees of the Corporation and its subsidiaries are eligible for awards under the Plan. The Compensation Committee has full authority to determine which employees are "key employees" for purposes of the Plan and to determine, subject to the terms of the Plan, the amount and form of all awards.

     The Plan covers an aggregate of 750,000 shares of the Corporation's Common Stock for the purpose of making awards under the Plan. The maximum number of shares for which options and Stock Appreciation Units can be granted to any one participant during the 10-year period beginning April 9, 1998 is 200,000. The Plan would allow no more than 150,000 shares of the 750,000 shares of Common Stock to be used to satisfy restricted stock grants under the Plan. The shares available for use under the Plan consist of authorized but unissued shares of the Corporation's Common Stock, reacquired shares, or both. The number of shares available to the Compensation Committee and the number of Stock Appreciation Units available to the Compensation Committee under the Plan would be adjusted to reflect any stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares affecting the Corporation.

     It is a further purpose of the Plan to provide for the granting of Common Stock to Non-Employee Directors ("Director Stock") in order to promote their equity interest in the Corporation. On the last business day before each Annual Meeting of Shareholders of the Corporation, each Non-Employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, will automatically be granted 250 shares of Director Stock. In addition, each new Non-Employee Director will automatically be granted 1,000 shares of Director Stock on the date such new Non-Employee Director assumes office. Each Non-Employee Director then in office who is the Chairman of a Committee of the Board of Directors will automatically be granted 350 shares of Director Stock.

     If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, stock appreciation award or grant of Restricted Stock shall again be available for the purpose of the Plan (except that in the case of Restricted Stock, only those shares with respect to which dividends have not been declared shall again be available for the purpose of this Plan).

     Stock Option Awards under the terms of the Plan are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent such treatment is available. The aggregate Fair Market Value of Common Stock, valued at the time of grant, with respect to which Incentive Stock Options granted to an individual (under the Plan or any of the Corporation's other option plans) may become exercisable for the first time in any calendar year shall not exceed $100,000. Options granted in excess of this limitation will not qualify as Incentive Stock Options. All options are awarded at an option price which is equal to the Fair Market Value, as defined in the Plan, on the date on which the option is granted. The Fair Market Value of the Common Stock on April 15, 1998 was $14.9375 per share. The options are exercisable as follows: after one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares; after two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares; after three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares; and after four years, but prior to the end of the tenth year from the date of grant, the optionee may purchase, on a cumulative basis, up to 100 percent of the total number of shares.

     The purchase price of an option may be paid in cash, or, in the discretion of the Compensation Committee, by tender of shares of the Corporation's Common Stock having a Fair Market Value equal to the option price or by any combination of cash and stock; however, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless such shares have been held by the optionee for at least one year and at least two years have elapsed since such Incentive Stock Option was granted.

     A stock appreciation award consists of a number of Stock Appreciation Units determined by the Compensation Committee. An award may be granted in tandem with a Stock Option and is for the same term as such underlying option. Each stock appreciation award entitles the recipient thereof to be paid in cash or Common Stock of the Corporation (or any combination thereof as determined by the Compensation Committee) the amount by which a share of the Corporation's Common Stock has appreciated in Fair Market Value from the date of the award until the date on which the participant elects payment.

     The exercise of an option causes a corresponding reduction in Stock Appreciation Units previously credited to the participant. In addition, payment of a stock appreciation award causes a corresponding cancellation of the same number of options.

     Options and Stock Appreciation Units are not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by him or her. An option must be exercised prior to termination of employment or, if exercisable at termination, within 60 days of such termination. In the event of the merger of the Corporation into another company, the dissolution or liquidation of the Corporation, or a change of control of the Corporation, any outstanding options and stock appreciation awards shall immediately mature and vest in full and be payable in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of the event triggering accelerated maturity.

     Shares of Restricted Stock will be granted at no cost to the participant and delivered at the time of the grant but will be subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock will bear a legend referring to the Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The participant will be entitled to full voting and dividend rights with respect to such shares from the date of grant. Shares will vest in the participant and the restrictions will lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years, and the remaining one-fourth after eight years.

     A participant will be entitled to receive shares of Restricted Stock free of restrictions only if he or she is at the time of the lapse of such restrictions in the employ of the Corporation (or a parent or subsidiary) and has been continuously so employed since the date of grant except in the case of retirement or death. If employment is terminated by retirement on or after age 65, or prior to age 65 with the consent of the Compensation Committee, all previously granted shares of Restricted Stock still subject to the restrictions set forth above will become immediately free of such restrictions. If employment is terminated because of disability, the participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the restriction period. In the event of death, all shares of Restricted Stock not yet free of the restrictions will become immediately free of such restrictions.

     The Plan provides that the Corporation may withhold from any payment, whether in cash or shares of stock, any amount necessary to satisfy federal and state income tax withholding requirements. Such withholding may be in cash or shares of stock.

     The Plan will terminate on April 9, 2008, which is ten years after the date on which the Plan was originally approved by the Board of Directors, and no additional options, stock appreciation awards or shares of Restricted Stock will be granted after that date. The termination of the Plan will not affect any unexercised options, stock appreciation awards or shares of Restricted Stock which have not vested and which are outstanding at the time of termination of the Plan. The Board of Directors may, at any time prior to April 9, 2008, terminate the Plan or make such modifications to the Plan as it considers appropriate, but may not materially increase the maximum number of shares for which options, stock appreciation awards and shares of Restricted Stock and Director Stock may be granted (except in the event of stock splits, etc., as described above), change the class of employees to whom options, stock appreciation awards or shares of Restricted Stock may be granted, withdraw the authority to administer the Plan from a Committee whose members meet the requirements stated in the Plan or materially increase the benefits accruing to participants under the Plan.

     In the event that (1) any person other than the Corporation acquires more than 25 percent of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any outstanding option, stock appreciation award or unvested shares of Restricted Stock held by an employee of the Corporation or any parent or subsidiary of the Corporation shall immediately mature and vest in full. In such event (1) in the case of options or Stock Appreciation Units, payment will be made of an amount equal to the difference between the aggregate exercise price of such option or Unit and the aggregate Fair Market Value of the shares subject thereto, or (2) in the case of Restricted Stock, all restrictions with respect to such stock will be removed. The Board of Directors may, however, by unanimous resolution provide that such maturity shall not result from any event specified in clause (3) above.

     Although it is not possible or appropriate at this time to determine the identities or positions of those certain key management employees to whom shares of Restricted Stock under the Plan may be granted, it is intended that such grants will be made primarily to attract high quality executives in anticipation of the management transition which is expected.

INCENTIVE STOCK OPTIONS

     An employee does not recognize income on the grant of an Incentive Stock Option. If an employee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares thus acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the employee will not recognize any income by reason of the exercise and the employer will be allowed no deduction by reason of the grant or exercise. The employee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee. Provided the employee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be a capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

     If an employee disposes of the shares within two years from the date of the grant of the option or within one year from the date of exercise (an "early disposition"), the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the Fair Market Value of the shares on the date of exercise, over the employee's basis in the shares. The employer will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the early disposition of such shares over the Fair Market Value of the shares on the date of exercise will be a long-term or short-term capital gain, depending upon the holding period of the shares, provided the employee holds the shares as a capital asset at the time of disposition. If an employee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and his or her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the employee holds the shares as a capital asset at the time of disposition.

     The excess of the Fair Market Value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is a tax preference item (the "Incentive Stock Option Preference") unless the optionee makes an early disposition of such stock. See "Taxation of Preference Items" below.

NON-INCENTIVE STOCK OPTIONS

     Non-Incentive Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Internal Revenue Code. Although the optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a Non-Incentive Stock Option in an amount equal to the difference between the Fair Market Value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the optionee's exercise of a Non-Incentive Stock Option, the Corporation will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Corporation's deduction will be taken in the Corporation's taxable year in which the option is exercised.

     The excess of the Fair Market Value of the stock on the date of exercise of a Non-Incentive Stock Option over the exercise price is not an item of tax preference. See "Taxation of Preference Items" below.

PAYMENT IN SHARES

     If the employee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

     1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an Incentive Stock Option) in an amount equal to the Fair Market Value of such additional shares less any cash paid for them, and the employer will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the Fair Market Value of such shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for additional shares) on the date of exercise and the holding period for such additional shares will commence on the date the option is exercised.

     2. To the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, under proposed regulations promulgated by the Internal Revenue Service, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee for purposes of determining whether there is an early disposition of the New Shares, and if the optionee makes an early disposition of the New Shares, he or she will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option, and if the surrender occurs prior to the expiration of two years from the date the option was granted or one year from the date the Old Shares were transferred to the Optionee, the surrender will be deemed to be an early disposition of the Old Shares. The federal income tax consequences of an early disposition are discussed above.

STOCK APPRECIATION AWARDS

     A recipient of a stock appreciation award will recognize ordinary income in the year in which the award is actually paid to him or her, whether the award is paid in stock or cash. The employer will have a corresponding deduction in an amount reportable by the recipient as income and in the same year. However, the employer is entitled to deduct as compensation the amount included in the recipient's gross income as a result of the payment of the award in stock only in its tax year in which or with which ends the tax year of the employee in which he or she recognizes gross income. If the award is paid in stock, the recipient's basis will be equal to the Fair Market Value of the stock when received and his or her holding period will begin on that date. If the stock so acquired is later sold or exchanged, the difference between the sale price of the stock and the employee's basis in the stock is taxable as long-term or short-term capital gain or loss depending upon the holding period for the stock. The maximum tax rate on net capital gains--that is, the net long-term capital gain over the net short-term capital loss for the year -- is 20 percent for capital assets held for more than 18 months and is 28 percent for capital assets held for more than 12 months but not more than 18 months, even though the maximum tax rate for individuals is 39.6 percent.

TAXATION OF PREFERENCE ITEMS

     Section 55 of the Internal Revenue Code imposes an Alternative Minimum Tax equal to the excess, if any of (1) 26 percent of the optionee's "alternative minimum taxable income" ("AMTI") of $175,000 ($87,500 for married taxpayers filing separately) (28 percent on AMTI above $175,000) ($87,500 for married taxpayers filing separately) over (2) the optionee's "regular" federal income tax. AMTI is determined by adding the optionee's tax preferences, including his or her Incentive Stock Option Preference, to his or her adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is generally $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately, but is subject to a reduction if alternative minimum taxable income exceeds certain levels.

RESTRICTED STOCK AND DIRECTOR STOCK

     An employee does not recognize income upon the receipt of Restricted Stock. At the time the restriction lapses, the employee will recognize income in an amount equal to the Fair Market Value of the shares on the date the restriction lapses and the Corporation will be entitled to an income tax deduction of the same amount. However, the employee may elect to recognize income on the date of the receipt of the Restricted Stock by making an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the employee makes a Section 83(b) Election, he or she will recognize income in an amount equal to the Fair Market Value of the shares on the date he or she receives the shares, and the Corporation will be entitled to an income tax deduction of the same amount.

     Each Non-Employee Director will recognize income on receipt of Director Stock in an amount equal to the Fair Market Value of the shares on the date of receipt, and the Corporation will be entitled to an income tax deduction of the same amount.

     In all cases, the Corporation's tax deduction will be taken in its taxable year in which or with which ends the taxable year of the employee or Non-Employee Director in which he or she recognizes income.

     Notwithstanding the foregoing, the Corporation's deductions for certain executive compensation (excluding stock options and stock appreciation awards) may be subject to a $1,000,000 limit in any fiscal year for compensation to the Chief Executive Officer and the next four highest paid officers of the Corporation.

     The foregoing description is only a summary of the federal income tax consequences of the Plan and is based on the Corporation's understanding of present federal tax laws and regulations.

VOTE REQUIRED

     The affirmative vote of a majority of the Corporation's Common Stock outstanding will constitute approval of the Plan. The Board of Directors of the Corporation recommends a VOTE FOR such approval of the Plan.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the New York and Chicago Stock Exchanges. Executive Officers, Directors and greater-than-ten-percent Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Corporation, or written representations that no such reports were required, the Corporation believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the Fiscal Year ended January 31, 1998.

                                     VOTING

     Under the New York Business Corporation Law (the "BCL") and the Corporation's Certificate of Incorporation, the presence, in person or represented by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of Shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by Proxy, at the Annual Meeting will be counted as present, regardless of whether the holder of the shares or Proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of Shareholders is established, the affirmative vote of a plurality of the shares which are present in person or represented by Proxy at the Annual Meeting is required to elect each Director. The affirmative vote of a majority of the shares which are present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to act on any other matter properly brought before the Annual Meeting.

     Shares represented by Proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by Proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote. Shares represented by Proxies which deny the Proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote.

     The Corporation knows of no other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such Proxies.

                             SHAREHOLDER PROPOSALS
                            FOR 1999 ANNUAL MEETING

     Proposals of eligible Shareholders intended to be presented at the 1999 Annual Meeting, currently scheduled to be held on May 27, 1999, must be received by the Corporation by December 25, 1998 for inclusion in the Corporation's Proxy Statement and Proxy relating to that meeting. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for Director, under the Corporation's Bylaws timely notice of the nomination must be received by the Corporation in advance of the meeting. Ordinarily, such notice must be received by the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The Shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the Proxy Statement; and (c) the name, address and shares held by the Shareholder.

     In order for a Shareholder to bring other business before a Shareholder meeting, under the Corporation's Bylaws timely notice must be received by the Corporation within the time limits described above. A Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons therefor, (b) the name and address of such Shareholder proposing such business, (c) the number of shares of Common Stock of the Corporation which are beneficially owned by such Shareholder and (d) any material interest of such Shareholder in such business. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Corporation's Proxy Statement.

     In each case, notice must be given to the Vice President, General Counsel and Corporate Secretary of the Corporation, whose address is 8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029. Any Shareholder desiring a copy of the Corporation's Bylaws will be forwarded one without charge upon written request from such individual.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP were the auditors for the Corporation for the year ended January 31, 1998, and the Board of Directors, on the recommendation of its Audit Committee, has engaged that firm as auditors for the year ending January 30, 1999. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.

                                 MISCELLANEOUS

     The Corporation will bear the cost of solicitation of Proxies. Proxies will be solicited by mail. They also may be solicited by Executive Officers and regular employees of the Corporation personally or by telephone or telegram, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

     Even though you plan to attend the meeting in person, please sign, date and return the enclosed Proxy promptly. The person giving a Proxy has the power to revoke it, at any time before it is exercised, by giving written notice of revocation to the Vice President, General Counsel and Corporate Secretary of the Corporation or by duly executing and delivering a Proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by Proxies received in time to be counted at the Annual Meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                          ROBERT D. PICKLE
                                          Vice President, General Counsel
                                          and Corporate Secretary
8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 24, 1998

                                                                       EXHIBIT 1

                                  ARTICLE II.

     "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the Shareholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be ten. Such directors shall be classified in respect of the time for which they shall severally hold office by dividing them into two classes consisting of three directors each and one class consisting of four directors. At each annual election, the successors of the directors of the class whose term shall expire in that year shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the Shareholders any person for election as a director for a term extending beyond the Annual Meeting of Shareholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office, at the time of the Annual Meeting of Shareholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                                                                       EXHIBIT 2

                 BROWN GROUP, INC. STOCK OPTION AND RESTRICTED
                               STOCK PLAN OF 1998

SECTION I. PURPOSE

     The purpose of this Plan is to provide an incentive to and encourage ownership of the Company's stock by the grant of stock options, restricted stock and stock appreciation awards to certain "Key Employees" and by the grant of Director Stock to "Non-Employee Directors" of the Company or its subsidiaries. It is intended that all options granted pursuant to the Plan will qualify as Incentive Stock Options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, except for those options granted pursuant to the Plan which are in excess of the limitations set forth in Section 422(d).

SECTION II. DEFINITIONS

     A. "Board of Directors" means the board of directors of the Company.

     B. "Common Stock" means shares of the common stock, par value $3.75 per share, of the Company.

     C. "Company" means Brown Group, Inc., a New York corporation, or any successor thereto.

     D. "Compensation Committee" means the committee established by the Board of Directors pursuant to Section IX.

     E. "Director Stock" means shares of Common Stock granted to a Non-Employee Director pursuant to Section VIII.

     F. "Effective Date" means April 9, 1998.

     G. "Fair Market Value" as of a given date, means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on such given date. In the absence of actual sales on a given date, "Fair Market Value" means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on the last day preceding such given date on which a sale of the Common Stock occurred.

     H. "Incentive Stock Option" means a stock option described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

     I. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

     J. "Non-Employee Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

     K. "Parent" means any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if at the time of the grant of a Stock Option each of the corporations other than the Company or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     L. "Participant" means a Key Employee who is awarded a Stock Appreciation Unit and/or a Stock Option and/or shares of Restricted Stock hereunder.

     M. "Plan" means this Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998.

     N. "Restricted Stock" means shares of Common Stock granted to a Key Employee pursuant to Section VII.

     O. "Stock Appreciation Unit" means, to the extent provided in the Plan and only to that extent, a share of Common Stock.

     P. "Stock Appreciation Award" means an award granted pursuant to Section
VI.

     Q. "Stock Option" means an option to purchase Common Stock granted pursuant to Section V.

     R. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of a Stock Option hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION III. STOCK

     The stock which may be issued and either granted or sold under the Plan or pursuant to which Stock Appreciation Awards may be satisfied shall not exceed, in the aggregate, 750,000 shares of Common Stock. Notwithstanding the preceding sentence, no more than 150,000 of the 750,000 shares of Common Stock authorized to be issued, granted or sold under the Plan may be granted as Restricted Stock. If a Stock Option and/or Stock Appreciation Award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the Stock Option, Stock Appreciation Award or grant of Restricted Stock shall again be available for purposes of the Plan provided, however, that such shares shall be available for grants of Restricted Stock only to the extent previously available to be issued as Restricted Stock. The number of shares for which Stock Options and Stock Appreciation Awards can be granted to any one Participant during the ten-year period beginning April 9, 1998 shall be 200,000 shares.

SECTION IV. ELIGIBILITY

     A. A share of Restricted Stock, a Stock Option, or a Stock Option in tandem with a Stock Appreciation Award may be granted under the Plan only to a Key Employee.

     B. A share of Director Stock may be granted under the Plan only to a Non-Employee Director.

SECTION V. STOCK OPTIONS

     A. Option Price. The purchase price for shares of Common Stock under any Stock Option granted under the Plan shall be the Fair Market Value for such shares on the date on which such Stock Option was granted. Such Fair Market Value shall be set forth in the option agreement.

     B. Term and Exercise of Options. A Stock Option may be exercised during an option period commencing in the second year and ending ten years from the date on which the Stock Option is granted, as follows:

          (1) After one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares to which his Stock Option relates;

          (2) After two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares to which his Stock Option relates;

          (3) After three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares to which his Stock Option relates;

          (4) After four years but prior to the end of the tenth year from the date on which the Stock Option is granted, the optionee may purchase, on a cumulative basis, up to 100% of the total number of shares to which his Stock Option relates;

provided, however, that except as set forth in Subsections E and F and Section XIII, no Stock Option may be exercised unless the optionee is then in the employ of the Company, a Parent or a Subsidiary and shall have been continuously so employed since the date of the grant of his Stock Option.

     C. Non-Transferability of Options. Each Stock Option granted under the Plan shall by its terms be nontransferable other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the optionee, only by him.

     D. Termination of Employment. If the employment of an optionee is terminated other than by reason of his death, he may exercise his Stock Option, to the extent he was entitled to exercise it at the date of such termination of employment, at any time within 60 days after such termination; provided, however, that no exercise of any Stock Option may take place any later than ten years from the date of the grant of such Stock Option. No change in the duties of an optionee, while in the employ of the Company, a Parent or a Subsidiary, or transfer, if still employed after the transfer by the Company, a Parent or a Subsidiary, shall constitute termination of employment.

     E. Death of Optionee. In the event of the death of an optionee, while he is entitled to exercise a Stock Option, his Stock Option may be exercised, to the extent that he was entitled to exercise it as of the date of his death, by his estate, or by any person who acquired the right to exercise it by bequest or inheritance or by reason of the death of the optionee, at any time within a period of one year after his death, but in no event after ten years from the date of the grant of the Stock Option.

     F. Leaves of Absence. The Stock Option agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

     G. Payment of Option Price. The purchase price is to be paid in full upon exercise of a Stock Option, either (i) in cash; or (ii) in the discretion of the Compensation Committee, by the tender to the Company of shares of Common Stock owned by the optionee and registered in his name (other than Restricted Stock which has not yet vested) having a Fair Market Value equal to the cash exercise price of the Stock Option being exercised; or (iii) in the discretion of the Compensation Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year; and
(ii) at least two years have elapsed since such Incentive Stock Option was granted. The proceeds of sale of stock subject to a Stock Option are to be added to the general funds of the Company or to the shares of Common Stock held in treasury, and used for the corporate purposes of the Company as the Board of Directors shall determine.

     H. Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined as of the time an option is granted) of Common Stock with respect to which Incentive Stock Options are first exercisable by an optionee in any calendar year (under all option plans of the Company, its Parent and its Subsidiaries) shall not exceed an aggregate Fair Market Value of $100,000.

SECTION VI. STOCK APPRECIATION AWARDS

     A. Description. A Stock Appreciation Award shall be that number of Stock Appreciation Units as the Compensation Committee shall from time to time grant. The right to elect to receive such Stock Appreciation Award may be based on criteria determined by the Committee. After the criteria have been met which allow a Participant to elect to receive payment, such election may be made at any time during the remainder of the term of the Stock Appreciation Award. Upon electing to receive payment of a Stock Appreciation Award, a Participant shall receive for such Stock Appreciation Unit as to which payment is elected an amount in cash, in Common Stock or in any combination thereof, as the Compensation Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which such election is made exceeds the Fair Market Value of one share of Common Stock on the date on which the Stock Appreciation Award was granted.

     B. Grant of Award. The Compensation Committee may, in its sole discretion, grant a Key Employee a Stock Appreciation Award in tandem with a Stock Option; provided, however, that the agreements evidencing the grant of the Stock Appreciation Award and the tandem Stock Option shall provide that the exercise of a Stock Option granted in tandem with a Stock Appreciation Award shall cause a correlative reduction in Stock Appreciation Units theretofore standing to a Participant's credit, and the payment of a Stock Appreciation Award shall cause a correlative cancellation of such Stock Option.

     C. Term and Exercise of Award. When a Stock Appreciation Award is granted in tandem with a Stock Option, it shall have a term equal to the term of such Stock Option and shall be payable, upon a Participant's election, at the same times, and to the same extent, as such Stock Option; provided that, notwithstanding the preceding, except as set forth in Subsection G and Section XIII, no election to receive payment of a Stock Appreciation Award may be made unless the Participant is then in the employ of the Company, a Parent or a Subsidiary and shall have been continuously so employed since the date of the grant of his Stock Appreciation Award.

     D. Establishment of Accounts. The Company shall establish a special ledger and shall record the name of each Participant and the number and type of Stock Appreciation Units awarded to such Participant in any year.

     E. Payment of Award. A Stock Appreciation Award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

     F. Non-Transferability of Award. Except as provided in Subsection G, no Stock Appreciation Award or the rights thereto shall be transferable.

     G. Death. In the event a Participant who has been granted a Stock Appreciation Award in tandem with a Stock Option dies while still employed by the Company, a Parent or a Subsidiary, payment of his Stock Appreciation Award may be elected, to the extent that he was entitled to elect payment as of the date of his death, by his estate, or by any person who acquired the right to make such election by bequest or inheritance or by reason of the death of the Participant, at any time within a period of one year after his death, but in no event after ten years from the date of grant of the Stock Appreciation Award.

     H. Leaves of Absence. The Stock Appreciation Award agreement issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

SECTION VII. RESTRICTED STOCK

     A. Description. The Compensation Committee may grant to Key Employees shares of Common Stock reserved pursuant to Section III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until vested in accordance with Subsection C. Each certificate representing shares of Restricted Stock shall bear a legend referring to the Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until vesting restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all shares of Restricted Stock, beginning with the date of grant.

     B. Cost of Restricted Stock. Grants of shares of Restricted Stock are considered additional compensation to a Participant, and shares shall be at no cost to the Participant.

     C. Removal of Legend (Vesting). Shares of Restricted Stock granted hereunder shall vest and the restrictions shall lapse as follows:

          (a) after four years from the date of grant, restrictions shall lapse for one-half of the total number of shares subject to the grant;

          (b) after six years from the date of grant, restrictions shall lapse for an additional one-fourth of the total number of shares subject to the grant;

          (c) after eight years from the date of grant, restrictions shall lapse for the remaining one-fourth of the total number of shares subject to the grant;

provided, however, that except as set forth in Subsections E and F and Section XIII, or as otherwise set forth below, a grantee shall be entitled to receive shares of Restricted Stock free of restrictions only if, at the time of the lapse of such restrictions, such grantee is then in the employ of the Company, a Parent or a Subsidiary and shall have been continuously so employed since the date of grant of the shares of Restricted Stock. If he is not so employed, such shares shall be forfeited.

     D. Non-Transferability. Except as provided in Subsection F, shares of Restricted Stock shall not be transferable by a grantee until after the removal of the legend with respect to such shares.

     E. Retirement. If the employment of a grantee is terminated due to retirement on or after age 65 or due to retirement prior to age 65 with the consent of the Compensation Committee, all previously-granted shares of Restricted Stock still subject to the restrictions of Subsection C, above, shall become immediately free of such restrictions. If the employment of a grantee is terminated due to retirement for disability, such grantee shall be treated as continuing in the employ of the Company solely for purposes of fulfilling the restrictions in Subsection C above.

     F. Death. In the event of the death of a grantee, all previously-granted shares of Restricted Stock, not yet free of the vesting restrictions of Subsection C, above, shall become immediately free of such restrictions.

     G. Leaves of Absence. The Restricted Stock agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

SECTION VIII. DIRECTOR STOCK

     A. Grant and Award. On the last business day before each Annual Meeting of Shareholders of the Company, each Non-Employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, will automatically be granted 250 shares of Director Stock. In addition, each new Non-Employee Director will automatically be granted 1,000 shares of Director Stock on the date such new Non-Employee Director assumes office. Each Non-Employee Director then in office who is the Chairman of a Committee of the Board of Directors will automatically be granted 350 shares of Director Stock. Notwithstanding the foregoing, the grants of Director Stock hereunder shall not be in duplication of the Director Stock granted under the terms of the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as amended.

     B. Amendment. The provisions of Section XII notwithstanding, in no event may the provisions of this Section VIII be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION IX. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee, except as set forth in Section X. Subject to the express provisions of the Plan, the Compensation Committee shall have complete authority to:

          (A) determine the individuals to whom and the time or times when Stock Options and Stock Appreciation Awards and shares of Restricted Stock shall be granted;

          (B) determine the number of shares to be subject to each Stock Option, Stock Appreciation Award and grant of Restricted Stock and the terms and provisions of each Stock Option, Stock Appreciation Award and Restricted Stock agreement;

          (C) interpret the Plan;

          (D) prescribe, amend and rescind rules and regulations relating to the Plan; and

          (E) make all determinations not specifically set forth in (A) through
     (D) above which it considers necessary or advisable for the administration of the Plan.

     All determinations by the Compensation Committee with respect to (A) through (E) above shall be final.

SECTION X. COMPENSATION COMMITTEE

     A. Composition. The Compensation Committee shall consist of two or more members of the Board of Directors who are not eligible to receive and who have not at any time within one year prior to their appointment as Compensation Committee members received discretionary grants of the Company's equity securities pursuant to the terms of this Plan or any other plan of the Company or its Parent or Subsidiaries. In addition, with respect to the grant of Stock Options, Stock Appreciation Awards and Restricted Stock, such member ("Outside Director") shall not:

          (1) be a current employee of the Company, or a Parent or a Subsidiary;

          (2) be a former employee of the Company, or a Parent or a Subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

          (3) have been an officer of the Company, or a Parent or a Subsidiary;

          (4) receive Remuneration from the Company, or a Parent or a Subsidiary, either directly or indirectly in any capacity other than as a director.

     The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole committee. If a sub-committee, their deliberations shall be separate and reported directly to the full Board of Directors for any further action required. "Remuneration" and "Officer" as used herein shall be determined in accordance with Treasury Regulation Section 1.162-27(e)(3) or any successor thereto.

     B. Appointment. The members of the Compensation Committee shall be appointed by and shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Compensation Committee.

     C. Chairman, Place of Meetings. The Compensation Committee and its Outside Directors or sub-committee (if any) may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine.

     D. Quorum. A majority of its members shall constitute a quorum.

     E. Determinations. All determinations of the Compensation Committee or its sub-committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

SECTION XI. EFFECT OF CHANGE IN STOCK

     Notwithstanding any other provision in the Plan, if there is any change in the Common Stock by reason of stock dividends, spinoffs, split-ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of Stock Appreciation Units and number and class of shares available for Stock Options and grants of Restricted Stock and Director Stock and the number of shares subject to any outstanding options, Stock Appreciation Units and prior grants of Restricted Stock not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee.

SECTION XII. AMENDMENT OR TERMINATION

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate, and no Stock Appreciation Awards, Stock Options or shares of Restricted Stock or Director Stock shall be granted hereunder, after ten years from the date of its adoption by the Board of Directors. Any Stock Appreciation Awards, Stock Options, or grants of shares of Restricted Stock outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected by such termination of the Plan. The Board of Directors may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of the Common Stock of the Company: (a) materially increase the maximum number of shares for which Stock Options and shares of Restricted Stock and Director Stock may be granted or pursuant to which Stock Appreciation Awards may be satisfied (except under the anti-dilution provisions of Section XI), (b) change the class of employees to whom Stock Options may be granted, (c) withdraw the authority to administer the Plan from a committee whose members meet the requirements of Section X whether as Outside Directors or otherwise, (d) materially increase the benefits accruing to Participants or (e) increase the aggregate number of shares for which Stock Options can be granted to any Key Employee.

SECTION XIII. CHANGE OF CONTROL

     In the event that:

          (A) any person other than the Company shall acquire more than 25% of the Company's Common Stock through a tender offer, exchange offer, or otherwise, or

          (B) the Company shall be liquidated or dissolved following a sale of all or substantially all of its assets, or

          (C) the Company shall not be the surviving parent corporation resulting from any merger or consolidation to which it is a party,

any then outstanding Stock Option, Stock Appreciation Award, or unvested shares of Restricted Stock held by an employee of the Company or any Parent or Subsidiary of the Company shall immediately mature and vest in full and shall be and remain exercisable by each employee Participant in accordance with the provisions of the Plan, including Section V.B., Term and Exercise of Options, and further, shall be settled by the payment to each employee Participant of,

          (1) in the case of Stock Options or Stock Appreciation Units, an amount equal to the difference between the aggregate exercise price of such Stock Option or Stock Appreciation Unit and the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date, as hereinafter defined; or

          (2) in the case of Restricted Stock, removal of all restrictions with respect to such stock;

provided, however, that the Board of Directors may, by unanimous resolution, provide that such maturity shall not result from an event described in clause
(C) above. For purposes of an event specified in clause (A) above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offer, or the date upon which the Company first receives written notice of acquisition of 25% of its Common Stock, whichever shall first occur. For purposes of an event specified in clause (B) or
(C), the Special Maturity Date shall be the effective date of the liquidation, dissolution, merger or consolidation. Settlement shall be made in cash within not less than five days following the Special Maturity Date; provided, however, that in the case of a merger or consolidation in which the holders of Common Stock are to receive securities of the surviving corporation, a Participant may, by written notice to the Company not less than ten days prior to the Special Maturity Date, elect to receive settlement either in cash or in shares of the Common Stock having a Fair Market Value, immediately prior to the time such merger or consolidation becomes effective, equal to the amount due; provided, however, that any such election for a cash settlement shall be subject to the approval of the Compensation Committee. Settlement of any such election shall be made immediately prior to the time such merger or consolidation is to become effective.

SECTION XIV. WITHHOLDING

     The Company, at the time any distribution is made under the Plan, whether in cash or in shares of Common Stock, may withhold from such payment any amounts necessary to satisfy federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of Common Stock.

SECTION XV. TERMINATION OF EMPLOYMENT

     Nothing in the Plan or in any Stock Option, Stock Appreciation Award or the grant of Restricted Stock shall be deemed to create any limitation or restriction on such rights as the Company, Parent or Subsidiary, otherwise would have to terminate the employment of any person at any time for any reason.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed and become effective as of the 9th day of April, 1998, the Effective Date, subject to the approval of the Shareholders of the Company given within twelve months of the Effective Date. Grants of Stock Options, Stock Appreciation Awards and Restricted Stock may be made prior to such approval, but, if such approval is not obtained, such grants shall be void and of no force or effect.

                                          BROWN GROUP, INC.

                                          By /s/ B. A. BRIDGEWATER, JR.

                                            ------------------------------------
                                            B. A. BRIDGEWATER, JR.
                                            Chairman of the Board of Directors,
                                             President
                                            and Chief Executive Officer

      [SEAL]

      ATTEST:

/s/ ROBERT D. PICKLE
--------------------------------------
ROBERT D. PICKLE
Vice President, General Counsel
and Corporate Secretary


[X] Please mark your
    votes as in this
    example.


                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                    FOR          WITHHELD                                                                      FOR   AGAINST ABSTAIN
1. ELECTION OF      [ ]             [ ]       Nominees: Julie C. Esrey,      2. RATIFICATION AND APPROVAL OF   [ ]     [ ]     [ ]
   DIRECTORS                                  Richard A. Liddy,                 THE BROWN GROUP, INC. STOCK
                                              John Peters MacCarthy             OPTION AND RESTRICTED STOCK
                                              and B.A. Bridgewater, Jr.          PLAN OF 1998 AND THE
                                                                                ALLOCATION OF 750,000 SHARES
                                                                                OF THE CORPORATION'S COMMON
                                                                                STOCK TO THE PLAN.
For, except vote withheld from the following nominee(s):

                                                                                           This proxy, when properly executed, will
-----------------------------                                                              be voted in the manner directed by the
                                                                                           undersigned Shareholder. If no direction
                                                                                           is made, this proxy will be voted for
                                                                                           Proposals 1 and 2, as recommended by the
                                                                                           Board of Directors.

                                                                                           PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                           PROXY FORM PROMPTLY, USING THE ENCLOSED
                                                                                           ENVELOPE.

                                                                                                THIS PROXY MUST BE SIGNED EXACTLY
                                                                                                        AS NAME APPEARS HEREON.

                                                                                           Executors, administrators, trustees, etc.
                                                                                           should give full titles as such. If the
                                                                                           signer is a corporation, please sign full
                                                                                           corporate name by duly authorized
                                                                                           officer.




                                                                                           ----------------------------------------

                                                                                           ----------------------------------------
                                                                                           SIGNATURE(S)                      DATE

------------------------------------------------------------------------------------------------------------------------------------

                  - PLEASE DETACH PROXY HERE, SIGN AND MAIL -






                               BROWN GROUP, INC.

                8300 Maryland Avenue, St. Louis, Missouri 63105



                        ANNUAL MEETING OF SHAREHOLDERS


                                 MAY 28, 1998

                                  11:00 A.M.


                     BROWN GROUP, INC. CONFERENCE CENTER


                             8300 MARYLAND AVENUE


                   CLAYTON, ST. LOUIS COUNTY, MISSOURI 63105

                              BROWN GROUP, INC.



PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR ANNUAL MEETING MAY 28, 1998

The undersigned hereby constitutes and appoints B.A. Bridgewater, Jr., Harry E. Rich and Robert D. Pickle, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BROWN GROUP, INC., to be held in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, on Thursday, May 28, 1998, at 11 o'clock a.m., and at any adjournments thereof, and to vote all the shares of Common Stock of the Corporation standing on the books of the Corporation in the name of the undersigned as specified on the reverse side hereto and in their discretion on such other business as may properly come before the meeting.

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                            - FOLD AND DETACH HERE -

                           [BROWN GROUP, INC. LOGO]

               8300 MARYLAND AVENUE, ST. LOUIS, MISSOURI 63105


                                                                 April 24, 1998

Dear Shareholder:

     The Annual Meeting of Shareholders of Brown Group, Inc. will be held on the 28th day of May, 1998, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed materials, complete the attached proxy form above, and return it promptly in the envelope provided.

                                    (over)